Exhibit 99.1
SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

COUNTY OF YORK EMPLOYEES RETIREMENT PLAN and LYNNE SCHWARTZ, Derivatively on Behalf of AVON PRODUCTS, INC.,

Plaintiffs,

v.

ANDREA JUNG, et al.,

Defendants,

                 - and -

AVON PRODUCTS, INC., a New York corporation,

Nominal Defendant.
Index No. 651304/2010 Part 39 Justice Saliann Scarpulla

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION

TO:	ALL RECORD SHAREHOLDERS AND THE BENEFICIAL OWNERS OF THE COMMON STOCK OF AVON PRODUCTS, INC. (“AVON” OR THE “COMPANY”) AS OF JANUARY 22, 2016 (“AVON SHAREHOLDERS”)
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTION AND RELATED ACTIONS PENDING IN DIFFERENT COURTS BY ENTRY OF THE JUDGMENT BY THE COURT AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.
THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of the above-captioned shareholder derivative lawsuit pursuant to Section 626(d) of the New York Business Corporation Law (“BCL”). This Notice is provided by Order of the Supreme Court of the State of New York, New York County (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of several representative actions (the “Actions”).1 Current and former plaintiffs Carol J. Parker, Lynne Schwartz, County of York Employees Retirement Plan (“County of York”), Sylvia Pritika, and IBEW Local 1919 Pension Fund (“Current and Former Plaintiffs”)2; individual defendants W. Don Cornwell, Charles W. Cramb, Edward T. Fogarty, Bennett R. Gallina, Stanley C. Gault, V. Ann Hailey, Fred Hassan, Charles M. Herington, Andrea Jung, Gilbert L. Klemann, II, Susan J. Kropf, Maria Elena Lagomasino, Ann S. Moore, Paul R. Pressler, Gary M. Rodkin, Paula Stern, and Lawrence A. Weinbach (the “Individual Defendants”); and nominal defendant Avon3 have agreed upon terms
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1The Actions include: a shareholder derivative action captioned Carol J. Parker, derivatively on behalf of Avon Products, Inc. v. W. Don Cornwell, et al. and Avon Products, Inc. as nominal defendant, Index No. 600570/2010, filed in New York Supreme Court, Nassau County (the “Parker Action”); a shareholder derivative action captioned County of York Employees Retirement Plan and Lynne Schwartz, derivatively on behalf of Avon Products, Inc. v. Andrea Jung, et al. and Avon Products, Inc. as nominal defendant, Index No. 651304/2010, filed in New York Supreme Court, New York County (the “Schwartz Action”); and a shareholder derivative action captioned Sylvia Pritika, derivatively on behalf of Avon Products, Inc. v. Andrea Jung, et al., and Avon Products, Inc. as nominal defendant, Index No. 651479/2015, filed in New York Supreme Court, New York County. “Previously Dismissed Actions” include a shareholder derivative action captioned County of York Employees Retirement Plan v. Cornwell, et al. and Avon Products, Inc. as nominal defendant, Index No. 651065/2010, filed in New York Supreme Court, New York County; shareholder derivative actions consolidated as In re Avon Products, Inc. Shareholder Derivative Litigation, Master Case No. 10-cv-5560, filed in the U.S. District Court for the Southern District of New York; a books and records action captioned County of York Retirement Plan v. Avon Products, Inc., Index No. 651673/2012, filed in New York Supreme Court, New York County; and a shareholder derivative action captioned Pritika v. Moore, et al., Case No. 13-CV-8369 (PGG), filed U.S. District Court for the Southern District of New York.
2“Plaintiffs” means County of York, Carol J. Parker, Lynne Schwartz, and Sylvia Pritika.
3Together, the Individual Defendants and nominal defendant Avon are referred to as “Defendants.” Defendants and Current and Former Plaintiffs are collectively referred to as the “Parties.”

to settle the Actions and have signed a written Stipulation of Compromise and Settlement dated January 22, 2016
("Stipulation")4 setting forth those settlement terms.

On June 30, 2016, at 2:15 p.m., the Court will hold a hearing (the “Settlement Hearing”) in the above-captioned action. The purpose of the Settlement Hearing is to determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; and (iii) such other matters as may be necessary or proper under the circumstances.

II.	SUMMARY OF THE ACTIONS

A.	Procedural History

In July and August 2010, several shareholder derivative actions were filed in New York Supreme Court and the U.S. District Court for the Southern District of New York against certain present or former officers and/or directors of Avon alleging breaches of fiduciary duties, unjust enrichment and proxy disclosure violations related to Avon’s compliance with the Foreign Corrupt Practices Act (the “FCPA”), including the adequacy of Avon’s internal controls. One action filed originally by plaintiff County of York in New York Supreme Court, New York County (County of York Employees Retirement Plan v. Cornwell, et al. and Avon Products, Inc. as nominal defendant, Index No. 651065/2010) (“County of York Action”) was voluntarily discontinued. County of York then refiled in the U.S. District Court for the Southern District of New York in an action captioned County of York Employees Retirement Plan v. Cornwell, et al. and Avon Products, Inc. as nominal defendant, Case No. 10-cv-5933) (“County of York Federal Action”).
The County of York Federal Action was consolidated with two other shareholder derivative actions pending in the U.S. District Court for the Southern District of New York: (1) Murray C. White, derivatively on behalf of Avon Products, Inc. v. Jung, et al. and Avon Products, Inc. as nominal defendant, Case No. 10-cv-5560; and (2) IBEW Local 1919 Pension Fund, derivatively on behalf of Avon Products, Inc. v. Cornwell, et al. and Avon Products, Inc. as nominal defendant, Case No. 10-cv-6256. This consolidated federal court derivative action was captioned In re Avon Products, Inc. Shareholder Derivative Litigation, Master Case No. 10-cv-5560 (the “Consolidated Federal Action”). A Verified Consolidated Shareholder Derivative Complaint was filed in the consolidated federal court action on May 12, 2011. A Verified Amended Consolidated Shareholder Derivative Complaint was filed on December 12, 2011. The Consolidated Federal Action was voluntarily dismissed pursuant to the court’s order dated February 14, 2012.
On May 14, 2012, County of York filed a complaint against Avon in New York Supreme Court, New York County, seeking enforcement of its demands for the inspection of certain of Avon’s books and records (County of York Retirement Plan v. Avon Products, Inc., Index No.
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4Except as otherwise defined herein, all capitalized terms shall have the same meaning as set forth in the Stipulation.

651673/2012) (“County of York Books and Records Action”). On July 10, 2012, Avon moved to dismiss County of York’s complaint. The parties fully briefed Avon’s motion to dismiss, and the Court scheduled oral argument. On February 6, 2013, County of York filed a stipulation between the parties in its action proposing an adjournment of oral argument on Avon’s motion to dismiss for the purpose of allowing the parties to discuss the potential resolution of certain derivative actions against certain Avon officers and/or directors related to Avon’s compliance with the FCPA. The Court thereafter approved several adjournments of the oral argument on Avon’s motion to dismiss. On November 21, 2013, the Court approved the voluntary dismissal of the action.
The Parker and Schwartz Actions, filed in New York Supreme Court in 2010, remain pending and both allege claims related to Avon’s compliance with the FCPA, including the adequacy of Avon’s internal controls. On May 5, 2014, County of York joined the Schwartz Action as a party plaintiff through the filing of an Amended Complaint. On March 17, 2015, the plaintiffs in the Schwartz Action filed a Second Amended Complaint.
On November 22, 2013, shareholder Sylvia Pritika, who had served a litigation demand in May 2011 on the Avon Board of Directors (“Board”) requesting that it investigate alleged wrongdoing and breaches of fiduciary duties related to Avon’s alleged violations of the FCPA, filed suit in the U.S. District Court for the Southern District of New York, Pritika v. Moore et al., Case No. 13-CV-8369 (PGG), alleging that the Board had improperly rejected her demand. Pritika asserted claims for breaches of fiduciary duties, waste of corporate assets, and unjust enrichment. The Court so ordered a stipulation that provided for briefing of a motion to dismiss the action in two phases. Pursuant to the Stipulation, defendants filed a motion to dismiss, and the parties briefed the issue of federal subject matter jurisdiction. On March 16, 2015, the Court granted defendants’ motion to dismiss for lack of subject matter jurisdiction. Pritika re-filed her action in New York Supreme Court, New York County on May 1, 2015.

B.	Settlement Negotiations

The parties engaged in settlement negotiations between February 2013 and October 2013. In November 2013, Plaintiffs determined to table further settlement negotiations until information became available regarding the outcome of the Department of Justice (“DOJ”) and the U.S. Securities and Exchange Commission’s (“SEC”) investigations into Avon’s alleged FCPA violations.
On May 1, 2014, Avon announced that it had “reached an understanding” with the DOJ and the SEC for settlement of certain FCPA violations. Avon’s final settlement with the DOJ and SEC included the payment by Avon to the DOJ and SEC of an aggregate of approximately $135 million in fines, disgorgement and prejudgment interest, entry into a deferred prosecution agreement with the DOJ (“DPA”), the appointment of an independent compliance monitor, and the entry of a guilty plea by a subsidiary of Avon operating in China in connection with the alleged violations of the books and records provision of the FCPA.
The parties resumed settlement discussions in the period between May 2014 and November 2014. Thereafter, on November 24, 2014, the parties participated in an in-person mediation with Justice Stephen G. Crane (Ret.). While the parties made some progress toward resolution of the matter at mediation, they were unable to reach an agreement to resolve the

Actions. Between December 2014 and February 2015, counsel for the parties engaged in further settlement discussions with the assistance of former Justice Crane. Counsel for the parties continued to have arm’s-length discussions to negotiate the terms and the scope of proposed corporate governance reforms over the following several months.
In May 2015, after extensive, arm’s-length negotiations, the parties reached an agreement in principle on the terms and conditions of the proposed Settlement. In June 2015, the parties participated in mediated discussions with the assistance of Hon. Layn Phillips (Ret.), including an in-person mediation on June 27, 2015, in the course of which agreement was reached on the fee and expense amount and certain related matters.

C.	Cohen v. Avon Products, Inc.

Avon is a named defendant in a books and records inspection demand action filed on April 28, 2015, by Belle Cohen, a purported Avon shareholder (Belle Cohen v. Avon Products, Inc., Index No. 651418/2015 (“Cohen”)). Avon and Ms. Cohen, through their respective attorneys, negotiated a separate agreement to resolve Cohen which includes, among other things, the payment of Ms. Cohen’s counsel’s attorneys’ fees and expenses in the amount of $140,000.00. The Cohen settlement is conditioned on court approval of the proposed Settlement in the Actions. Plaintiffs did not negotiate any portion of the Cohen settlement, and Ms. Cohen did not negotiate any portion of the Settlement in the Actions. Cohen is not before this Court, and the parties to that action have not sought court approval of the settlement reached in Cohen. Avon has agreed to file in this Court a true and correct copy of the Cohen settlement agreement contemporaneously with the filing of the Stipulation of Compromise and Settlement in the present Actions.

III.	TERMS OF THE PROPOSED SETTLEMENT

The principal terms, conditions, and other matters that are part of the Settlement, which are subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available at http://investor.avoncompany.com/, http://cprlaw.com/, http://hkh-lawfirm.com/, and https://www.robbinsarroyo.com/notices/.
In connection with and conditioned upon the settlement of the Action, Avon shall implement and maintain the Corporate Governance Measures detailed below. The Corporate Governance Measures require Avon, within sixty (60) days of the Effective Date, to implement and maintain for the next four (4) years a global ethics and compliance regime that confers substantial benefits on Avon and its shareholders.5
The six members of Avon’s Board of Directors not named as defendants in the Actions have approved the Settlement and each of its terms as being in the best interest of Avon and its
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5These provisions will expire earlier if Avon’s stock is no longer publicly traded, as of the date the stock is no longer publicly traded.

shareholders. Avon acknowledges that the pendency and prosecution of the Actions were substantial and material factors in Avon’s decision to enter into this Settlement, including its agreement to implement and/or maintain the Corporate Governance Measures set forth below. Avon also acknowledges and agrees that the Corporate Governance Measures set forth below confer substantial benefits on Avon and its shareholders, and will be effective in preventing non-compliance with the FCPA of the type alleged in the Actions.

A.	RESPONSIBILITIES FOR FCPA COMPLIANCE

During the Effective Period, Avon shall implement, maintain, and/or enhance to the extent necessary its Global Ethics and Compliance Committee function as follows:

1.
The Global Ethics and Compliance Committee shall be composed of senior executives, as provided in the Global Ethics and Compliance Committee Charter, which may be amended from time to time, as provided in the Global Ethics and Compliance Committee Charter.

2.
The Chief Ethics and Compliance Officer of Avon (“CECO”) shall be a member of the executive team and oversee implementation and maintenance of the Company’s compliance programs, including FCPA compliance programs, with particular emphasis on business operations in high-risk countries. The CECO will have substantial knowledge of, and experience with, ethics and compliance standards. The CECO will serve as the chair of the Global Ethics and Compliance Committee. The CECO or CECO Designee will report, at least bi-annually, to the Audit Committee, summarizing the status of the compliance program, implementation of remedial measures and FCPA compliance efforts, training statistics, and potential violations. The CECO or CECO Designee will provide relevant updates and written summaries to the Audit Committee on significant issues and remedial steps, investigations, or reviews of potential violations of law, as necessary and appropriate. The minutes of the Audit Committee meetings shall reflect the fact that such updates and written summaries were made, and the written summaries and other related documentation provided the Audit Committee shall be attached as exhibits to the Audit Committee meeting minutes.

3.
The CECO shall cause appropriate personnel to maintain, for a period of five (5) years: (a) copies of presentations made by or to the CECO, the Global Ethics and Compliance Committee, the Audit Committee, and the Board; (b) the records of the investigations reflected therein; and (c) training materials.

4.
The Audit Committee and the CECO shall have the authority and responsibility (a) to take or direct any necessary and appropriate corrective or remedial action, including notifying the SEC and the DOJ, if Avon fails in any material respect to comply with the terms of the Company’s DPA and (b) to direct steps to maintain or implement effective internal controls.

5.
The CECO shall have the authority to identify and retain an independent law firm and any independent analytic, audit, or monitoring resources as required to implement the Ethics and Compliance group’s mandate.

6.
Avon shall continue to maintain one or more senior professionals to oversee implementation of Avon’s compliance programs, including FCPA compliance programs. These senior professionals shall have appropriate knowledge of, and experience with, the type of matters that are within the scope of Avon’s compliance programs and that are within the scope of their responsibilities.

7.	Avon shall continue to maintain one or more designated compliance personnel for compliance issues for each commercial business unit.

8.
Avon shall maintain a certification process pursuant to which commercial business unit leaders throughout Avon’s global operations shall provide quarterly certifications as to the unit’s compliance with the FCPA and other applicable laws to Avon’s Finance Department.

9.
The CECO or the CECO Designee will assess, on an annual basis, the adequacy of the certifications as they relate to anti-corruption compliance, and the CECO or the CECO Designee will report to the Audit Committee any recommendation for change or improvement.

10.
A member of the Audit Committee shall report, at least bi-annually, to the Board with respect to Avon’s compliance with legal or regulatory requirements. The minutes of the Board meeting shall reflect that such report was made.

B.	GLOBAL ANTI-CORRUPTION POLICY AND CODE OF CONDUCT

1.
Avon shall maintain and enhance to the extent necessary its Global Anti-Corruption Policy (which may be amended from time to time, with approval of the CECO in accordance with Section B.5 below) during the Effective Period. Avon shall also maintain a third party due diligence review program for Third Parties, which shall include certifications from such Third Parties, including their agreement to comply with anti-corruption laws. Under the oversight of the Audit Committee, the Global Ethics and Compliance Committee shall continue to ensure that the Global Anti-Corruption Policy is implemented with the objective of preventing and detecting violations of the FCPA and other applicable laws throughout Avon’s global operations. The Global Anti-Corruption Policy shall apply to everyone at Avon, regardless of position, tenure, or location, including Avon’s Board, executive officers, and Associates throughout the world. The Global Anti-Corruption Policy shall continue to be posted as a worldwide policy on Avon’s intranet, and any changes or modifications to the Global Anti-Corruption Policy shall be appropriately communicated to

Associates via the Intranet or other means. Annually, Associates who are senior managers and above shall complete a certification of their understanding of their obligations and agreement to comply with Avon’s Code of Conduct. All other Associates who have been assigned Avon e-mail accounts shall complete such certifications periodically. The Global Anti-Corruption Policy shall continue to include in substance the following (subject to Section B.5 below):

(a)
An overall statement expressing clear corporate policy prohibiting any form of bribery or corruption, which shall include the giving, promising, offering, or accepting anything of value to improperly influence a decision affecting Avon’s business. Such prohibition shall extend to any relative, spouse, friend, or colleague of a Non-U.S. Government Official to improperly influence such Non-U.S. Government Official.

(b)	Guidance with respect to interactions by or on behalf of Avon with Non-U.S. Government Officials.

(c)	An explanation of the types of interactions with Non-U.S. Government Officials that require pre-approval from Avon’s global legal organization.

(d)	Guidelines concerning:

(i)	Hosting and gifts for Non-U.S. Government Officials, including, inter alia, meals, alcoholic beverages, lodging, travel, tours, entertainment, sporting events and transportation; and

(ii)	Charitable or community benefit contributions.

(e)
Directions on a reporting process to be followed if any Avon Associate has any reason to believe that any action or proposed course of action does not comply with anti-corruption laws, Avon’s Code of Conduct, or any other relevant Avon policy or procedure, including the Global Anti-Corruption Policy and its related procedures.

(f)	Directions to follow the applicable provisions in Avon’s Third Party Anti-Corruption Review Procedure before hiring Third Parties.

2.	Avon shall continue to maintain a Code of Conduct, which shall include, inter alia, provisions in substance as follows:

(a)	The Code of Conduct describes standards of conduct expected of all Avon officers, directors, and Associates. It also provides an overview of the laws and information about the policies that govern Avon’s business, and lets Avon Associates know where to go for help when they have questions about the proper course of action to take. The Code of Conduct applies to everyone at Avon, regardless of position, tenure, or location, including Avon’s Board, Executive Officers, and Associates throughout the world.

(b)
Avon does not permit violations of the law or the Code of Conduct and will take immediate action to stop potential violations. If it is determined that an Associate has violated the law or the Code of Conduct, that individual will be subject to disciplinary action, up to and including termination of employment.

(c)
Avon prohibits any form of bribery or corruption. Avon complies with all anti-bribery and anti-corruption laws and regulations around the world. Avon will never give, promise, offer, authorize, request, or accept anything of value to influence a decision that affects its business.

(d)	Avon Associates shall report actual or possible violations of the law or the Code of Conduct. Reports of possible violations may be made, among other ways, through the Avon Integrity Helpline.

Such provisions in substance shall be maintained in Avon’s Code of Conduct during the Effective Period.

3.
During the Effective Period, before offering “hosting” or “gifts” to a Non-U.S. Government Official, Avon Associates shall comply with any applicable provisions of the Global Anti-Corruption Policy, and, where applicable, complete a hosting or gift request form and obtain the prior written approval from Regional Compliance. Procedures shall be put in place that ensure that the CECO and Audit Committee have access to all hosting or gift request forms, or summary reports of hosting or gift request forms.

4.
Avon shall require that any such “hosting” and “gifts” expenses, to which Avon’s Global Anti-Corruption Policy may be applicable, be reasonable in value when measured by the standards of the geographic location where such expense is provided and the standards of the home country of the Non-U.S. Government Official, and appropriate under local law.

5.
The CECO shall review the Global Anti-Corruption Policy at least once in each 12-month period, and revise it as may be appropriate to improve its effectiveness in light of experience, during the Effective Period.

6.	Under the auspices of Avon’s Global Ethics and Compliance Committee, Avon will conduct an ethics and compliance follow-up survey at appropriate intervals, and revise its Corporate Governance Measures, as may be appropriate, during the Effective Period.

7.	FCPA Testing Program

(a)
Avon shall implement and maintain a FCPA Testing Program to, among other things, monitor and evaluate a risk-based sample of interactions with Non-U.S. Government Officials. The FCPA Testing Program shall evaluate a material sample of interactions in high-risk environments. The goal shall be to identify potential violations of the FCPA in the form of improper payments (as defined in 15 U.S.C. §78dd-1), and to identify patterns of conduct that may be improved through training and heightened supervision.

(b)
The FCPA Testing Program shall be conducted by Avon’s independent internal audit function. For the past several years, Avon has co-sourced its independent audit function with a major certified public accounting firm. Going forward, Avon expects to transition, with the assistance of the major certified public accounting firm, from a co-sourced audit function to an independent audit function that will be conducted by Avon internal audit personnel.

(c)
In the event that a compliance issue (including, but not limited to, an improper payment or promise of payment (as defined in 15 U.S.C. § 78dd-1)) or non-compliance with Avon’s compliance program or policies and procedures is identified, there shall be an appropriate investigation of the incident and appropriate remedial action shall be taken, including recommending to the appropriate senior Avon management any disciplinary action as may be warranted under the circumstances. The results of such investigation and any remedial actions taken shall be reported as set forth in Section 2(A)(2).

C.	INTERNAL AUDIT FUNCTION AND CFO

1.	Under the direction and with the approval of the Audit Committee, Avon may outsource or co-source all, or portions, of its internal audit function.

2.
Avon’s internal auditor or his or her designee shall continue to provide reports to the Audit Committee, at least bi-annually, at or in advance of regularly scheduled Audit Committee meetings. The internal auditor’s report shall provide an update regarding the FCPA Testing Program and internal audits and shall describe significant findings and significant remedial steps taken with respect thereto.

3.	Avon’s CFO shall not have served as a member of the team responsible for the audit of Avon at Avon’s outside audit firm during the prior three (3) years.

D.	USE OF THIRD PARTIES HIRED TO ASSIST WITH INTERACTIONS WITH NON-U.S. GOVERNMENT OFFICIALS

1.
Avon shall maintain and enhance to the extent necessary its Third Party Anti-Corruption Review Procedure, which provides criteria for conducting due diligence pertaining to the hiring of Third Parties. In accordance with such criteria, Avon will endeavor to conduct reasonable investigations into and document a Third Party’s background, reputation and business capabilities. The appropriate personnel shall direct the manner and scope of the investigation, and have authority to hire outside investigative services as necessary. In addition, Avon’s procedure shall continue to include guidance for Associates not to enter into contracts with Third Parties that create an incentive for corrupt payments.

2.
Avon shall require Associates who enter into contracts with Third Parties to adhere to the Third Party Anti-Corruption Review Procedure and require all Associates and Third Parties to complete all certifications required therein.

E.	DIRECTOR AND ASSOCIATE COMPLIANCE TRAINING

1.
Avon shall provide mandatory training concerning compliance with the FCPA and related Avon policies for all Avon directors and officers and for Avon Associates, who, depending on level and role, shall receive such training as is appropriate for their positions and responsibilities. For all other Avon Associates, the Company shall require adherence to the anti-bribery provisions of the Code of Conduct.

2.
Training shall include coverage of Avon’s Global Anti-Corruption Policy, as appropriate, and the Code of Conduct. The content of the training materials shall be annually reviewed by the CECO to ensure the materials are current and appropriately tailored to address, if applicable, recent developments, updates, or changes to the FCPA, applicable state and federal false claims and anti-kickback laws, and other applicable anti-corruption laws. Patterns and issues identified in the FCPA Testing Program shall be addressed in updated training materials, revisions to policies, and/or in notices posted on Avon’s intranet and circulated to appropriate personnel.

3.
Training shall be conducted through live training or online, as appropriate. In addition to the live training component, the Company shall continue to require completion of a tailored online anti-corruption e-training module upon employment, and periodically thereafter as appropriate.

4.
The CECO shall provide for annual training of directors and executive committee members and their direct reports with respect to ethics and compliance matters pertinent to the Company’s business, including training addressing FCPA matters and best practices for conducting business in high risk environments.

5.
Avon shall maintain written documentation reflecting the identities of directors, officers, and Associates who have successfully completed such training. As provided in Section 2.1(B)(1) above, Avon will continue to require Code of Conduct Certifications of Associates, depending on level and role, during the Effective Period.

F.	CLAWBACK IN THE EVENT OF RESTATEMENT OR MISCONDUCT

1.
Avon’s Amended & Restated Compensation Recoupment Policy (“Clawback Policy”) shall continue to provide in substance, inter alia, for the potential reimbursement by Covered Persons of compensation paid under Avon’s incentive plans in the event of a financial restatement or a determination that a Covered Person engaged in misconduct. Subject to compliance with applicable law, the Clawback Policy shall expressly authorize Avon to cancel outstanding equity awards, and to require reimbursement of gains realized in the exercise, settlement or sale of equity awards granted to a Covered Person. Those provisions will in substance be retained in effect during the Effective Period.

G.	PROTECTION AGAINST RETALIATION
Avon shall continue to maintain during the Effective Period the following mechanisms to address protection against retaliation:

1.
The Code of Conduct shall continue to include a section entitled “Non-Retaliation” that shall include, inter alia, the following provisions in substance: (a) that it is the responsibility of all Avon Associates to report misconduct and raise ethical concerns without fear of retaliation; (b) that Avon will not tolerate any retaliation against any Avon Associate for asking questions, raising concerns or making a report about a possible violation of any law or regulation, any provision of the Code of Conduct or other Avon policies; (c) that anyone engaged in retaliation will be subject to disciplinary action, which may include termination; and (d) that any instances of retaliation should be promptly reported.

2.	A log of such complaints as well as the results of all investigations or complaints shall be maintained for a period of not less than three (3) years.

3.
Where the reporting person has identified himself or herself in the complaint, a designated professional shall notify the reporting person when the investigation or evaluation of the complaint is complete consistent with Avon’s whistleblower and employment policies.

4.
All contact information and directions for the Integrity Helpline shall continue to be maintained in the Code of Conduct and available on Avon’s website, so as to be available not only to employees but also to customers, vendors and other third parties.

H.	AUDIT COMMITTEE
The Audit Committee Charter shall provide or be amended to add the following provisions:

1.
The Audit Committee shall consider, at least semi-annually, matters relating to FCPA compliance, including any material violations that have been identified, FCPA Testing Program results, any changing risk patterns, training matters, any necessary changes to the Global Anti-Corruption Policy, and assessments of the effectiveness of Avon’s internal controls and compliance function; and

2.
The Audit Committee shall review at least annually with management and the independent auditors the effectiveness and adequacy of the Company’s internal reporting procedures and controls, including FCPA compliance, and any significant or material weaknesses and steps taken or recommended to be taken to address them; and

3.
The Audit Committee, upon its request, may have copies of all reports or reviews by the CECO or the CECO Designee, outside counsel, and the FCPA Testing Program pursuant to 2.1(B)(7), concerning Avon’s compliance with the Global Anti-Corruption Policy.

I.	CONSEQUENCES TO EMPLOYEES

Avon has taken various personnel actions to date, including, among others, those disclosed in the following filings with the SEC: Form 8-K, Item 5.02, dated February 24, 2011; 2nd Quarter 2011, Form 10-Q, dated May 3, 2011; and Form 8-K, Item 5.02, dated January 30, 2012.
If any Avon director or officer holding the position of CEO is found by the Board to have committed an Established Violation (as defined in Section 1.26) of the FCPA or other criminal anti-corruption laws, the Board, the Audit Committee or another committee of the Board or of the Audit Committee comprised of independent directors shall consider the proper personnel action, if any, to take against such director or officer. The results of this consideration shall be memorialized in writing by the Board, the Audit Committee or another committee of the Board or of the Audit Committee comprised of independent directors, and shall be maintained for a period of five (5) years by the Office of the Corporate Secretary. In the event of an Established Violation by such director or officer, as defined in Section 1.26, the Board, the Audit Committee or another committee of the Board or of the Audit Committee comprised of independent directors shall consider whether to take legal action to recoup, to the extent practicable, all incentive-based compensation paid to such director or officer that would not have been earned but for the Established Violation during the time period relating to the Established Violation.

The Board or Audit Committee also shall evaluate whether and the extent to which: (i) outstanding restricted stock or stock units, stock options, and equity awards should be cancelled; and (ii) the Company should take action to recoup gains realized in the exercise of stock options, stock units, or other equity awards.
If any Avon officer holding a position other than CEO is found to have committed an Established Violation (as defined in Section 1.26) of the FCPA or other criminal anti-corruption laws, the management personnel, responsible for taking personnel action with respect to such an officer in conjunction with the CECO or the CECO Designee shall consider the proper personnel action, if any, to take against such officer, including termination with cause, withholding of severance payments, and demotion in seniority or financial penalties. Further, the management personnel responsible for taking personnel action against such an officer may consider whether or not such person’s direct supervisor should be penalized in some manner. The management personnel responsible for taking personnel action against such an officer, or the General Counsel or the CECO, shall inform the Board or the Audit Committee of any such personnel action no later than thirty (30) days after any such personnel action or at the Board’s next regularly scheduled meeting and the process shall be memorialized in writing, maintained for a period of five years.

J.	COMPLIANCE WITH THE DPA

To the extent that any provision in Part IV Section 2 of the Stipulation conflicts with a recommendation or mandate of the Independent Compliance Monitor (which, under the DPA, are to be reasonably designed to improve the effectiveness of Avon’s compliance with the FCPA), Avon will comply with the Independent Compliance Monitor’s recommendation or mandate.
* * *
The Stipulation provides for the entry of the Judgment dismissing the Actions against the Defendants with prejudice and, as explained in more detail in the Stipulation, barring and releasing the Released Claims. The full text of the releases appears in Section 4 of the Stipulation.

IV.	PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES

After negotiating the principal terms of the Settlement, Plaintiffs’ Counsel and Avon, with the assistance of Judge Layn R. Phillips (Ret.), separately negotiated the attorneys’ fees and expenses the Company would pay or cause a designated party to pay to Plaintiffs’ Counsel. Based upon the substantial benefits conferred upon Avon by the efforts of Plaintiffs’ Counsel, Avon has agreed to pay or cause a designated party to pay $4 million to Plaintiffs’ Counsel as attorneys’ fees and expenses, subject to court approval (the “Fee and Expense Amount”). To date, Plaintiffs’ Counsel have not received any payments for their efforts on behalf of Avon and its shareholders. The Fee and Expense Amount will compensate Plaintiffs’ Counsel for the results achieved in the Actions.

V.	REASONS FOR THE SETTLEMENT
Plaintiffs and Avon have determined that a settlement at this juncture on the terms and conditions set forth in the Stipulation is fair, reasonable, adequate and in the best interest of Avon and its shareholders. The Board of Avon in its business judgment has approved the Settlement and each of its terms as being in the best interests of Avon and its shareholders.

A.	Why Did Plaintiffs Agree to Settle?

Plaintiffs and their respective counsel believe that the claims asserted in the Actions and the Previously Dismissed Actions have merit. However, Plaintiffs and their counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trial and through appeals. Plaintiffs and their counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and their counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Actions. Plaintiffs and their counsel believe that the Settlement set forth in the Stipulation confers substantial benefits upon Avon and its shareholders. Based on their evaluation, Plaintiffs and their counsel have determined that the Settlement set forth in the Stipulation is in the best interests of Avon and its shareholders.

B.	Why Did the Defendants Agree to Settle?

The six members of Avon’s Board of Directors not named as defendants in the Actions have approved the Settlement and each of its terms as being in the best interests of Avon and its shareholders. Defendants have entered into the Stipulation to avoid the continuing additional expense, inconvenience, and distraction of this litigation and to avoid the risks inherent in any lawsuit, and without admitting any wrongdoing or liability whatsoever. Moreover, Avon believes the Settlement, including the Corporate Governance Measures, confers substantial benefits on Avon and its shareholders.

The Individual Defendants have denied, and continue to deny each and every one of the claims, contentions and allegations made against them or that could have been made against them in the Actions and the Previously Dismissed Actions, and expressly deny all charges of wrongdoing or liability against them. The Individual Defendants assert that they have satisfied their fiduciary duties at all relevant times, that they have acted in good faith and in the best interests of Avon and its shareholders, that Avon has taken and is continuing to take appropriate steps to enhance its anti-corruption procedures and programs, that they have meritorious defenses to the claims asserted in the Actions and the Previously Dismissed Actions and that judgment should be entered dismissing all claims against them with prejudice. The Individual Defendants also have denied and continue to deny, inter alia, the allegations that Plaintiffs, Avon or Avon shareholders have suffered damage, or that Plaintiffs, Avon or Avon shareholders were harmed by the conduct alleged in the Actions and/or the Previously Dismissed Actions.
Avon has denied, and continues to deny each and every one of the claims, contentions and allegations made against it or that could have been made against it in the Books and Records Action, and expressly denies that plaintiff in the Books and Records Action is entitled to enforcement of the inspection demands set forth in its complaint. Avon asserts that it has acted in good faith and in the best interests of Avon and its shareholders and has meritorious defenses to the claims asserted in the Books and Records Action and that judgment should be entered dismissing all claims against it with prejudice.

VI.	SETTLEMENT HEARING

On June 30, 2016, at 2:15 p.m., the Court will hold the Settlement Hearing before the Honorable Saliann Scarpulla at the New York Supreme Court, Courtroom 208, 60 Centre Street, New York, New York 10007. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, whether the Fees and Expenses should be approved, and whether the Action should be dismissed with prejudice by entry of the Judgment pursuant to the Stipulation.

VII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any current Avon shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. AVON SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

VIII.	RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing
Any objections must be presented in writing and must contain the following information:

1.	Your name, legal address, and telephone number;

2.	Proof of being an Avon shareholder as of January 22, 2016;

3.	A statement of the basis of your objection to the Settlement;

4.
Notice of whether you intend to appear at the Settlement Hearing (an appearance in person at the Settlement Hearing is not required if you have served your objection and filed your objection with the Court in accordance with the procedure described below); and

5.	Copies of any papers you intend to file with the Court.

The Court may not consider any objection that does not substantially comply with these requirements.

B.	You Must Timely Deliver Written Objections to the Court and Counsel for Plaintiffs, the Individual Defendants and Avon

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN June 9, 2016 (twenty-one (21) calendar days before the Settlement Hearing). The Court Clerk’s address is:

Clerk of the Court
New York County Courthouse
60 Centre Street, Part 39
New York, NY 10007

YOU ALSO MUST DELIVER COPIES OF ANY OBJECTIONS TO COUNSEL FOR PLAINTIFFS, THE INDIVIDUAL DEFENDANTS AND AVON SO THEY ARE RECEIVED NO LATER THAN June 9, 2016 (twenty-one (21) calendar days before the Settlement Hearing). Counsel’s addresses are:

Counsel for Plaintiffs Lynne Schwartz and County of York:

Robert L. Pratter
COHEN, PLACITELLA
& ROTH, P.C.
Two Commerce Square
2001 Market Street - Suite 2900
Philadelphia, PA 19103

Beth A. Keller
HYNES KELLER & HERNANDEZ, LLC
100 South Bedford Road
Suite 340
Mount Kisco, NY 10549

Counsel for Defendants Avon Products, Inc., W. Don Cornwell, V. Ann Hailey, Fred Hassan, Andrea Jung, Gilbert L. Klemann, II, Maria Elena Lagomasino, Ann S. Moore, Paul S. Pressler, Gary M. Rodkin, Paula Stern, Ph.D., Lawrence A. Weinbach, Edward T. Fogarty, Charles M. Herington, Stanley C. Gault, and Susan J. Kropf:

Peter C. Hein
Courtney L. Shike
WACHTELL, LIPTON, ROSEN & KATZ
51 West 52nd Street
New York, NY 10019

Counsel for Defendant Charles W. Cramb:

Reid M. Figel

Jessica C. Collins
KELLOGG, HUBER, HANSEN, TODD,
EVANS & FIGEL, PLLC
1615 M Street, N.W., Suite 400
Washington, DC 20036

Counsel for Defendant Bennett R. Gallina:

James L. Hallowell
GIBSON, DUNN & CRUTCHER, LLP
200 Park Avenue
New York, NY 10166

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and timely served upon the above-referenced counsel for the Settling Parties.
Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Stipulation.
For additional information about the claims asserted in the Actions and the terms of the proposed Settlement, please refer to the documents filed with the Court and the Stipulation (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC and available at www.sec.gov). The “Investors” section of Avon’s website (http://investor.avoncompany.com/) and Plaintiffs’ Counsel’s websites (http://cprlaw.com/, http://hkh-lawfirm.com/, and https://www.robbinsarroyo.com/notices/) provide hyperlinks to the Stipulation. You may also inspect the Stipulation and other papers in the Actions at the New York Supreme Court’s Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the New York Supreme Court, 60 Centre Street, New York, New York 10007. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you.
If you have any questions about matters in this Notice you may contact in writing:

Robert L. Pratter
COHEN, PLACITELLA
& ROTH, P.C.
Two Commerce Square
2001 Market Street - Suite 2900

Philadelphia, PA 19103

or contact by telephone at 888-375-7600.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED: March 30, 2016	By Order of the Supreme Court of the State of New York, New York County